Exhibit 2
                                                             Page 11 of 11 Pages


                       Directors AND EXECUTIVE OFFICERS OF
                             SBC INTERNATIONAL, Inc.
                              AS OF AUGUST 30, 2002




Name                                 Present Principal Occupation or Employment

DIRECTORS

Drew A. Roy                           Chairman of the Board
James W. Callaway                     Director
Karen E. Jennings                     Director
James S. Kahan                        Director
Wayne Watts                           Director



  OFFICERS

Drew A. Roy                            Chairman of the Board
Lloyd E. Kelley                        President - Europe
Richard McCormick                      President SBCI-Taiwan
Shawn McKenzie                         President - Telkom South Africa
Mark Royse                             President SBCI - Mexico
James N. Wilson                        President SBCI-Denmark
James S. Kahan                         Executive Vice President - Development
Wayne Watts                            Senior Vice President and Secretary
John B. Gibson                         Vice President, General Counsel and
                                       Assistant Secretary
Jonathan Klug                          Vice President - Finance
Rick L. Moore                          Vice President - Development
John J. Stephens                       Vice President - Taxes
Michael J. Viola                       Treasurer
Kristin J. Blomquist                   Assistant Secretary
Jim G. McGuire                         Assistant Treasurer